Exhibit 99.1

/ 1 Baseline characteristics of patients that have completed therapy Patient Age Sex COl4 Gene Affected Nonsense Mutation RAAS Block dose Cr (mg/dL) Proteinuria (mg/g) 4401 - 01 13 Male COL4A4 c.2906C>G*; p.Ser969X Enalapril 2.5 mg QD 0.7 1299 4401 - 02 13 Male COL4A4 c.2906C>G*; p.Ser969X Enalapril 32.5 mg QD 0.5 1646 4402 - 01 19 Female COL4A4 c.2906C>G*; p.Ser969X Enalapril 5 mg QD 1.31 1645 * Most common mutation in the UK Patients had autosomal recessive disease with differing levels of background RAAS blockade

/ 2 Phase 2 Alport patient results to date 539 678 1,299 1,646 1,659 1,799 850 2,209 0 500 1000 1500 2000 2500 3000 3500 4401-01 4401-02 4402-01 Urine Protein/Urine Creatinine (mg/g) -1 year Baseline Average of treatment period* * UPCR averaged over 6 values collected in 8 weeks for 4401 - 01 and 4401 - 02. UPCR values collected for 4401 - 01 and 4401 - 02 at wee k 6 were excluded as they were deemed to be unreliable due to inconsistent processing during Easter holidays and inconsistency with the clinical presentation. All 8 UPCR values inc lud ed for 4401 - 02 Remission in one Alport patient with an approx. 50% reduction from baseline p=0.189 - 49% p=0.009 Patient 4401 - 02 achieved partial remission after completing 8 weeks of treatment • Average reduction of baseline ~50% • 5 out of 8 UPCR readings were on average 53% below baseline p=0.15

/ 3 Proteinuria (UPCR) change in patient 4401 - 02 1,646 845 707 2,938 1,028 1,816 1,554 0 500 1000 1500 2000 2500 3000 3500 4000 Baseline Week 2 Week 4 Week 6 Week 8 week 12 (f/u) week 16 (f/u) Urine protein/Cr (mg/G) * UPCR averaged over 6 values collected in 8 weeks. UPCR values collected at week 6 were excluded as they were deemed to be u nre liable due to inconsistent processing during Easter holidays and inconsistency with the clinical presentation Rapid remission in Patient 4401 - 02 with rebound 1 month after withdrawing treatment very encouraging Treatment period Average UPCR change =~49%*

/ 4 Proteinuria change in patient 4401 - 01 and 4402 - 01 Patient 4401 - 01 UPCR change over treatment Patient 4402 - 01 UPCR change over treatment 1,659 1,403 3,522 1,828 2,635 1,280 0 500 1000 1500 2000 2500 3000 3500 4000 Baseline Week 2 Week 4 Week 6 Week 8 Week 12 f/u Urine protein/Cr (mg/G) No change in other 2 patients after ELX - 02 treatment 1,299 1,216 1,943 2,155 2,466 2,018 1,846 0 500 1000 1500 2000 2500 3000 3500 4000 Baseline Week 2 Week 4 Week 6 Week 8 Week 12 f/u Week 16 f/u Urine protein/Cr (mg/G) Treatment period Treatment period